                EXHIBIT 11.1 - COMPUTATION OF PER SHARE EARNINGS
                         ($000's, except per share data)


                                                        Three Months Ended                  Nine Months Ended
                                                  ------------------------------      -----------------------------
                                                  January 31,      January 27,        January 31,     January 27,
                                                     1996             1995               1996            1995
                                                  ------------------------------      -----------------------------
PRIMARY
  Average shares outstanding                           5,036          5,058               5,036          4,340
  Net effect of dilutive stock options,
   based upon the treasury stock
   method using average market price                       1             --                   1             --
                                                  -----------------------------       ----------------------------

Total                                                  5,037          5,058               5,037          4,340
                                                  -----------------------------       ----------------------------
                                                  -----------------------------       ----------------------------

Net income (loss)                                    $  (540)       $   121             $  (469)       $(1,027)
                                                  -----------------------------       ----------------------------
                                                  -----------------------------       ----------------------------
Per share amount                                     $  (.11)       $   .02             $  (.09)       $  (.24)
                                                  -----------------------------       ----------------------------
                                                  -----------------------------       ----------------------------
FULLY DILUTED
  Average shares outstanding                           5,036          5,058               5,036          4,340
  Net effect of dilutive stock options,
   based upon the treasury stock
   method using closing market price                       3             --                   3             --
                                                  -----------------------------       ----------------------------

Total                                                  5,039          5,058               5,039          4,340
                                                  -----------------------------       ----------------------------
                                                  -----------------------------       ----------------------------

Net income (loss)                                    $  (540)       $   121             $  (469)       $(1,027)
                                                  -----------------------------       ----------------------------
                                                  -----------------------------       ----------------------------
Per share amount                                     $  (.11)       $   .02             $  (.09)       $  (.24)
                                                  -----------------------------       ----------------------------
                                                  -----------------------------       ----------------------------


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